CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the captions “Financial Highlights” in each Form N-1A Registration Statement prospectus dated February 28, 2007 and “Financial Statements” in the related Statement of Additional Information and to the use of our reports dated December 21, 2006 on Goldman Sachs Short Duration Government Fund, Goldman Sachs Ultra Short Duration Government Fund, Goldman Sachs Enhanced Income Fund, Goldman Sachs Global Income Fund, Goldman Sachs Government Income Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs High Yield Fund, Goldman Sachs Emerging Markets Debt Fund, Goldman Sachs U.S. Mortgages Fund and Goldman Sachs Investment Grade Credit Fund and our reports dated January 16, 2007 for Goldman Sachs Short Duration Tax-Free Fund, Goldman Sachs Municipal Income Fund, Goldman Sachs High Yield Municipal Fund, Goldman Sachs California Intermediate AMT-Free Municipal Fund, Goldman Sachs New York Intermediate AMT-Free Municipal Fund and Goldman Sachs Tennessee Municipal Fund (sixteen of the funds comprising the Goldman Sachs Trust), which are incorporated by reference in this Registration Statement (Form N-1A Nos. 33-17619 and 811-5349) of Goldman Sachs Trust.
/s/ ERNST & YOUNG LLP
New York, New York
February 26, 2007